Exhibit 10.2
RESTATED PUBLIC STORAGE
2021 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN1
1.GENERAL PURPOSES OF THE PLAN; DEFINITIONS
The purposes of this Plan are to enhance the Company’s ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
The following terms shall be defined as set forth below:
“Affiliate” means (i) any entity that is, directly or indirectly, controlled by the Company, including a Subsidiary, and (ii) any other entity in which the Company has a significant equity interest or which has a significant equity interest in the Company, in either case as determined by the Committee.
“Annual Incentive Award” means an Award made for achieving performance goals over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).
“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.
“Award Agreement” means the written agreement between the Company and a Participant that sets out the terms and conditions of an Award.
“Board” means the Board of Trustees of the Company.
“Cause” means any of the following that the Committee determines may materially injure the financial condition or business reputation of the Company: (i) any willful act or omission by a Participant constituting dishonesty, fraud or other malfeasance and (ii) any material breach of an agreement between a Participant and the Company.
“Change of Control” means the occurrence of any of the following events: (i) the dissolution or liquidation of the Company, or a merger, consolidation or reorganization of the Company with one or more entities in which the Company is not the surviving entity; (ii) a sale of substantially all of the Company’s assets; (iii) a merger in which the Company is the surviving entity but after which the Company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the Company; or (iv) the acquisition, sale or transfer of more than 30% of the Company’s outstanding shares by tender offer or similar transaction.
“Code” means the Internal Revenue Code of 1986, as now in effect or as later amended. References to particular sections shall as appropriate take into account related rules, regulations and interpretations.
1 This Restated Plan reflects the amendment to the Plan approved on February 14, 2024.

“Committee” means the Board, or the committee appointed by the Board to administer the Plan, which shall be composed of not less than two Outside Trustees, each of whom shall (i) be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; and (ii) comply with the independence requirements under the applicable stock exchange listing requirements. Until otherwise determined by the Board, the Compensation Committee of the Board shall be the designated Committee under the Plan with respect to Awards.
“Company” means Public Storage, a Maryland real estate investment trust, or its successors. As appropriate in the context, references to the Company will include references to Affiliates.
“Disability” means the Participant is unable to perform the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months.
“Dividend Equivalent Right” means a right, granted under Section 11, to receive cash, Stock, other Awards or other property equal in value to dividends paid relating to a specified number of shares of Stock, or other periodic payments.
“Effective Date” means April 26, 2021, the date the Plan was approved by the Company’s shareholders.
“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as amended.
“Fair Market Value” of the Stock on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national exchange on which the Stock is traded. If the Stock is not then listed on any established national or regional exchange, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith in a manner consistent with Code Section 409A.
“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these persons (and/or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (and/or the Participant) control the management of assets, and any other entity in which one or more of these persons (and/or the Participant) own more than fifty percent (50%) of the voting interests.
“Grant Date” means, as determined by the Committee, the latest to occur of: (i) the date as of which the Committee approves an Award; (ii) the date the recipient first becomes eligible to receive an Award; or (iii) such other date specified by the Committee.
“Non-qualified Stock Option” means an Option that is not an incentive stock option under Code Section 422.

“Option” means an option to purchase one or more shares of Stock under the Plan.
“Option Price” means the exercise price for each share of Stock subject to an Option.
“Outside Trustee” means a member of the Board who is not an officer or employee of the Company.
“Participant” means a person who receives or holds an Award under the Plan.
“Performance Award” means an Award based on achieving performance goals over a performance period of up to ten (10) years.
“Plan” means this Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan, as amended from time to time.
“Prior Plans” means the Company’s 2016 Equity and Performance-Based Incentive Compensation Plan and the Company’s 2007 Equity and Performance-Based Incentive Compensation Plan.
“Purchase Price” means the purchase price for each share of Stock under a grant of Restricted Stock or Unrestricted Stock.
“Restricted Stock” means shares of Stock awarded under Section 8.
“SAR” means a right granted under Section 7.
“SAR Exercise Price” means the per share exercise price of a SAR granted under Section 7.
“Securities Act” means the Securities Act of 1933, as now in effect or as amended.
“Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding, and conclusive.
“Service Provider” means an employee, officer, trustee, or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
“Stock” means a bookkeeping entry representing the equivalent of one share of Stock awarded under Section 8, including a unit of interest in an Affiliate, the value of which is determined by reference to, or is redeemable for one share of Stock (or another interest or interests in an Affiliate which ultimately may be redeemable for one share of Stock).
“Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded under Section 8.

“Subsidiary” means any corporation that at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Code Section 424(f). Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may determine that any entity in which the Company has a significant equity or other interest is a “Subsidiary.”
“Substitute Awards” means Awards granted to replace outstanding awards previously granted by an entity acquired by the Company or with which the Company combines.
“Unrestricted Stock” means an Award under Section 9.
2.ADMINISTRATION OF THE PLAN
2.1Administration. The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s declaration of trust and by-laws and applicable law, and shall administer the Plan. As to the selection of, and Awards to, Participants who are not subject to Section 16 of the Exchange Act, the Committee may delegate any or all of its responsibilities to one or more members of the Board.
Subject to the provisions of the Plan, the Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) designate Participants, (b) construe, interpret and implement the Plan and all Award Agreements, (c) establish, amend, and rescind any rules and regulations relating to the Plan, (d) grant Awards, (e) determine who shall receive Awards, when such Awards shall be made, the terms and conditions of each Award (including the Option Price of any Option and any restrictions or conditions relating to the vesting, exercise, lapse, transfer, or forfeiture of an Award or related Stock) and terms and provisions of Award Agreements, (f) establish plans supplemental to this Plan covering individuals who are foreign nationals or are employed or residing outside of the United States, (g) provide for mandatory or voluntary deferrals of Awards and (h) make all other determinations in its discretion that it may deem necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan or any such Award Agreement into effect.
Subject to the other terms and conditions of the Plan, including the limitation on re-pricing under this Plan, the Committee shall have full and final authority to amend, modify, or supplement the terms of any outstanding Award. Notwithstanding anything in the Plan to the contrary: (i) the Committee shall be entitled to make non-uniform and selective determinations under the Plan, and (ii) no amendment, modification, or supplement of any Award shall, without the consent of an affected Participant, impair the Participant’s rights under such Award. The determinations of the Committee in the administration of the Plan shall be final and conclusive.
2.2Forfeitures and Clawback; No Re-Pricing. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Participant is, or in the future becomes, subject to (1) the Company’s Incentive Compensation Recoupment Policy or similar successor policy, or (2) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

In addition, the Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any confidentiality obligation with respect to the Company or otherwise in competition with the Company, to the extent specified in such Award Agreement. Furthermore, the Company may annul an Award if the Participant is an employee of the Company and is terminated for Cause as defined in the applicable Award Agreement or the Plan.
No amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR in exchange for cash, other securities or a replacement Option or SAR with a lower Option Price or SAR Exercise Price, in each case without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15 and may be made if such amendment or modification would not be deemed to be a re-pricing under applicable stock exchange listing requirements.
2.3Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner designed to comply with Code Section 409A.
2.4No Liability. No member of the Board or of the Committee shall be liable for any action taken in good faith relating to the Plan, any Award, or any Award Agreement. Neither the Company, an Affiliate, the Board, the Committee, nor any person acting on any of their behalf shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award under the Plan as a result of any acceleration of income, or any additional tax (including any interest and penalties), asserted relating to the failure of an Award to satisfy the requirements of Code Section 409A or relating to Code Section 4999, or otherwise asserted relating to the Award; provided, that this Section 2.4 shall not affect any of the rights or obligations set forth in an applicable agreement between the Participant and the Company.
3.SHARES SUBJECT TO THE PLAN
3.1Aggregate Share Limit. Subject to adjustment as provided in Section 3.3 and Section 15, the maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be three million (3,000,000) shares of Stock, plus the carryover shares remaining from: (a) the number of shares of Stock available for future awards under the Prior Plans as of the Effective Date, plus (b) the number of shares of Stock related to awards outstanding under the Prior Plans as of the Effective Date that later terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Stock (the “Share Limit”).

3.2Reissue of Awards and Stock. Awards payable in cash or payable in cash or Stock, including Restricted Stock, that are forfeited, cancelled, or for any reason do not vest under this Plan, and Stock that are subject to Awards that expire or for any reason are terminated, cancelled or fail to vest shall be available for subsequent Awards under this Plan. If an Award under this Plan is or may be settled only in cash, such Award need not be counted against the Share Limit. Stock subject to Options or SARs that are exercised shall not be available for subsequent Awards. The following transactions involving Stock will not result in additional Stock becoming available for subsequent Awards under this Plan: (i) Stock tendered or not issued in payment of an Option or in net settlement of a SAR; (ii) Stock withheld for taxes; and (iii) Stock repurchased by the Company using Option proceeds.
3.3Adjustments. The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The Share Limit may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
4.AWARD ELIGIBILITY AND LIMITATIONS
4.1Service Providers and Other Persons. Subject to this Section 4, Awards may be made under the Plan to: (i) any Service Provider to the Company or any Affiliate, as the Committee shall determine and designate and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
4.2Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided in the Plan. Notwithstanding Sections 6.1 and 7.1, the Option Price or the SAR Exercise Price of a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided that the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424.
4.3Individual Limits. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
(i)the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to any person (other than an Outside Trustee) eligible for an Award under Section 4 is one million (1,000,000) per calendar year; and
(ii)the maximum value that can be granted under the Plan to any person (other than an Outside Trustee) eligible for an Award under Section 4 other than Options or SARs is fifteen million dollars ($15,000,000) per calendar year in the aggregate for all such Awards.
The limitations in this Section 4.3 are subject to adjustment as provided in Section 15.

4.4Minimum Vesting Requirements. No Award (or portion of any Award) granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the Grant Date of such Award; provided, however, that such restriction shall not apply to Awards granted under the Plan with respect to the number of shares of Stock which, in the aggregate, does not exceed five percent (5%) of the Share Limit (subject to adjustment under Section 15). This Section 4.4 shall not restrict the right of the Committee to provide for the acceleration or continuation of the vesting or exercisability of an Award upon or after a termination of employment or service or otherwise, including, without limitation, as a result of a termination without Cause, death, Disability, retirement or constructive termination.
5.AWARD AGREEMENT
Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements do not need to contain the same or similar provisions, but shall be consistent with the terms of the Plan.
6.TERMS AND CONDITIONS OF OPTIONS
6.1Non-qualified Stock Options and Option Price. All Options granted under this Plan shall be Non-qualified Stock Options. The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
6.2Vesting. Subject to Sections 6.4, 15.3, and 15.4, each Option granted under the Plan shall become exercisable as the Committee determines, which will be stated in the Award Agreement. Only Options granted to persons who are not entitled to overtime under applicable state or federal laws will vest or be exercisable within a six-month period starting on the Grant Date. For purposes of this Section 6.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
6.3Term. Each Option granted under the Plan shall terminate, and all rights to purchase the related shares of Stock shall cease, ten (10) years after the Grant Date, or under such circumstances and on such earlier date as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to that Option.
6.4Termination of Service.
6.4.1Termination of Service. Unless otherwise provided in an Award Agreement, upon the termination of the Participant’s Service, other than in the case of death or Disability, any Option that has not vested in accordance with the provisions of the related Award Agreement shall terminate immediately, and any Option that has vested but has not been exercised shall terminate at the close of business on the thirtieth (30th) day following the termination of the Participant’s Service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such thirty (30) day period), subject to earlier termination of the Option as provided in Section 6.3 above. Upon termination of an Option, the Participant shall have no further right to purchase shares of Stock under such Option.

6.4.2Rights in the Event of Death or Disability. Unless otherwise provided in an Award Agreement, upon the termination of the Participant’s Service by reason of the Participant’s death or Disability, all Options granted to such Participant shall fully vest on the date of death or termination of the Participant’s Service. The Options so vested shall be exercisable for a period of one (1) year after the death or termination of Service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one (1) year period), subject to earlier termination of the Option as provided in Section 6.3 above.
6.5Limitations on Exercise of Option. In no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 15 that results in termination of the Option.
6.6Method of Exercise. An Option that is exercisable may be exercised by the Participant (or in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative, and following a Participant’s death, the executors, administrators, legatees or distributees of the Participant’s estate) as specified by the Company and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold relating to an Award.
6.7Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to vote the shares or receive cash or dividend payments or distributions on the shares) until the shares of Stock are fully paid and issued. Except as provided in Section 15, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.
6.8Transferability of Options. Except as provided in Section 6.9, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.
6.9Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.9, a “not for value” transfer is a transfer which is: (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests (or relating to a trust, more than fifty percent (50%) of the beneficial interests) are owned by Family Members (and/or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.9, any such Option shall continue to be subject to the same terms and conditions that applied immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.9 or by will or the laws of descent and distribution. The events of termination of Service of Section 6.4 shall continue to be applied to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 6.4.

7.TERMS AND CONDITIONS OF SARS
7.1Right to Payment and SAR Exercise Price. A SAR shall confer on the Participant a right to receive on exercise the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify its SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. A SAR that is granted subsequent to the Grant Date in conjunction with a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.
7.2Other Terms. The Committee shall determine on the Grant Date or later, when and how a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Only SARs granted to persons who are not entitled to overtime under applicable state or federal laws will be permitted to vest or be exercisable within a six-month period starting on the Grant Date.
7.3Term. Each SAR granted under the Plan shall terminate, and all related rights shall cease, ten (10) years after the Grant Date, or under such circumstances and on such earlier date as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement.
8.TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
8.1Grant of Restricted Stock or Stock Units. Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which will be deemed paid by Services rendered or to be rendered).
8.2Restrictions. At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units and may prescribe other restrictions, including the satisfaction of corporate or individual performance objectives in accordance with Section 12. Each Award of Restricted Stock or Stock Units may be subject in whole or part to different restrictions. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions prescribed by the Committee.
8.3Stock Certificates and Book Entry. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of common stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions, in each case as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either: (i) the Secretary of the Company shall hold any such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse; or (ii) any such certificates shall be delivered to the Participant; provided, however, that any such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.
8.4Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid relating to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. Dividend payments or distributions declared or paid on shares of Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest unless the applicable performance goals are achieved, and if the goals are not achieved, the Participant shall promptly forfeit and, to the extent already paid or distributed, repay to the Company such dividend payments or distributions. All distributions, if any, received by a Participant relating to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the Restricted Stock.
8.5Rights of Holders of Stock Units.
8.5.1Voting and Dividend Rights. Unless the Committee otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as shareholders of the Company other than the right to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Unless the Committee otherwise provides in an Award Agreement, dividend payments or distributions declared or paid on shares underlying Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if the goals are not achieved, the Participant shall promptly forfeit and, to the extent already paid or distributed, repay to the Company such dividend payments or distributions. The Committee may also provide that such cash dividend will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
8.5.2Creditor’s Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
8.6Termination of Service. Unless otherwise provided in an Award Agreement, upon the termination of the Participant’s Service, other than in the case of death or Disability, any Restricted Stock or Stock Units held by such Participant that have not vested, or for which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Stock Units, the Participant shall have no further rights relating to such grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends relating to shares of Restricted Stock or Stock Units.
8.7Rights in the Event of Death or Disability. Unless otherwise provided in an Award Agreement, upon the termination of the Participant’s Service by reason of the Participant’s death or Disability, all Restricted Stock and Stock Units granted to such Participant shall fully vest on the date of death or date of termination of Service, and the related shares of Stock shall be deliverable in accordance with the terms of the Plan, in the case of death, to the executors, administrators, legatees, or distributees of the Participant’s estate, or in the case of Disability, to the Participant.
8.8Purchase of Restricted Stock. The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of: (i) the aggregate par value of the shares of Stock represented by such Restricted Stock; or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 10 or, in the discretion of the Committee, in consideration for past or future Services rendered.
8.9Delivery of Stock. Upon the expiration or termination of any restricted period and the satisfaction of any other applicable conditions, the restrictions on shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be. Neither the Participant, nor the Participant’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.
9.TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
Subject to Section 4.4, the Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Participant under which such Participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.
10.FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
10.1General Rule. Payment of the Option Price for the shares purchased under the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
10.2Surrender of Stock. To the extent the Award Agreement so provides, payment of the Option Price for shares purchased under the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of

Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of surrender.
10.3Cashless Exercise. As to Options only (and not as to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased under the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.
10.4Other Forms of Payment. To the extent the Award Agreement so provides, payment of the Option Price for shares purchased under exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations, and rules, including: (i) for Restricted Stock, Service rendered or to be rendered by the Participant thereof to the Company or an Affiliate; and (ii) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or Purchase Price and/or the required tax withholding amount.
11.TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
11.1Dividend Equivalent Rights. A Dividend Equivalent Right may be granted under the Plan to any Participant, the terms and conditions of which shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may later accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Dividend Equivalent Rights granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals are achieved, and if the goals are not achieved, the Participant of such Dividend Equivalent Rights shall promptly forfeit and, to the extent already paid or distributed, repay to the Company payments or distributions made in connection with such Dividend Equivalent Rights.
11.2Termination of Service. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, and subject to Section 15, a Participant’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Participant’s termination of Service for any reason.

12.TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS
12.1Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to increase or reduce the amounts payable under any Award subject to performance conditions.
12.2Performance Goals Generally. The performance goals for Performance or Annual Incentive Awards may consist of one or more business criteria and a targeted level or levels of performance relating to each of such criteria, as specified by the Committee. Performance goals may be subjective or objective. The Committee may determine that Performance or Annual Incentive Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Participant or to different Participants.
12.3Business Criteria. The Committee may use one or more of the following criteria or measures of performance as it may deem appropriate (or such other criteria or measures of performance as it may deem appropriate):
(i)changes in funds from operation (FFO), Core FFO, or FFO as adjusted, including on a per share basis;
(ii)changes in funds available for distribution (FAD);
(iii)same store revenue growth or targets or other sales or revenue growth or targets;
(iv)changes in net asset value (NAV);
(v)changes in total shareholder value (TSV) based on changes in NAV per share and dividend distributions;
(vi)changes in intrinsic business value;
(vii)stock price or total shareholder return;
(viii)implementation, commencement, or completion of critical or strategic projects, acquisitions, or processes;
(ix)return measures, including return on invested capital and return on assets, capital, investment, or equity;
(x)divestiture, joint venture, or development activity;

(xi)measures related to geographic business expansion or market share, customer satisfaction, employee satisfaction, human resources management, legal matters, or information technology;
(xii)net earnings or net income;
(xiii)operating earnings;
(xiv)gross or operating margins, or
(xv)any combination of any of the foregoing.
These business criteria need not be based on an increase or positive result under the business criteria selected. The criteria may be determined on a consolidated basis for the Company, and/or based on specified subsidiaries or business units, may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee, and will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, including the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.
12.4Settlement of Performance or Annual Incentive Awards; Other Terms. Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards.
13.PARACHUTE LIMITATIONS
For purposes of this Section 13: (i) other than agreements relating to the Plan, any other agreement, contract, or understanding previously or subsequently entered into by a Participant with the Company, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999, is defined as an “Other Agreement”; and (ii) any other formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant is defined as a “Benefit Arrangement”.
If the Participant is a “disqualified individual” as defined in Code Section 280G(c) and any exercise, vesting, payment, or benefit to the Participant under this Plan would be considered a “parachute payment” under Code Section 280G(b)(2), taking into account all rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements (a “Parachute Payment”), any right of the Participant to any exercise, vesting, payment, or benefit under this Plan shall be reduced or eliminated to the minimum extent to permit Participant to receive more on a net after-tax basis.
Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment. However, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.
14.REQUIREMENTS OF LAW
14.1General. The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation, including any federal or state securities laws or regulations, and may condition such sale or issuance upon the listing, registration, or qualification of such shares upon any securities exchange or under any governmental regulatory body to the extent determined to be necessary or desirable by the Company in its discretion. Any resulting delay shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, unless a registration statement under the Securities Act is in effect for the shares of Stock covered by an Option or other Award, the Company shall not be required to sell or issue any shares upon exercise of any Option or underlying any Award unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares under an exemption from registration under the Securities Act. Any such determination by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any applicable securities under the Securities Act or take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock under the Plan to comply with any law or regulation. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
14.2Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards under the Plan and the exercise of Options granted under the plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. If Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
15.EFFECT OF CHANGES IN CAPITALIZATION
15.1Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any corporate transaction effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares (i) for which grants of Options and other Awards may be made under the Plan (including the individual share limitation set forth in Section 4.3(i)) and (ii) for which Awards are outstanding shall be adjusted proportionately and accordingly by the Company, with the adjustment to outstanding Awards to be made so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable for shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any entity other than the Company or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Option Price or SAR Exercise Price of outstanding Options and SARs to reflect such distribution.
15.2Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. If the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change of Control occurs, any Option or SAR previously granted under the Plan shall pertain to and apply to the shares of Stock to which a holder of the shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the resulting aggregate Option Price or SAR Exercise Price will be the same as the aggregate Option Price or SAR Exercise Price of the shares subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of the reorganization, merger, or consolidation. In the event of a transaction described in this Section 15.2, Stock Units and other Awards shall be adjusted so as to apply to the shares of Stock that the holder of the shares of Stock subject to such Stock Units or other Awards would have been entitled to receive immediately following such transaction.
15.3Change of Control in Which Awards Are Not Assumed. Except as otherwise provided in the applicable Award Agreement, in another agreement with the Participant, or as otherwise set forth in writing, upon the occurrence of a Change of Control in which outstanding Awards are not being assumed or continued:
(i)with the exception of Performance Awards and Annual Incentive Awards, all outstanding shares of Restricted Stock and all Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Stock Units shall be deemed to have lapsed immediately prior to the occurrence of such Change of Control, and
(ii)for Performance Awards and Annual Incentive Awards, all performance goals and conditions shall be deemed to have been satisfied immediately prior to the occurrence of such Change of Control based on either actual performance as of a date reasonably close to the date of the Change of Control or target performance, as determined by the Committee in its sole discretion, and such Awards shall become payable pro-rata based on the portion of the applicable performance period completed as of the Change of Control, and
(iii)either or both of the following two actions shall be taken:
(A)fifteen (15) days prior to the scheduled Change of Control, all Options and SARs outstanding shall become immediately vested and exercisable and shall remain exercisable for a period of fifteen (15) days, and/or
(B)the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of vested and unvested Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock under such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
If the Company establishes an exercise window, (i) any exercise of an Option or SAR during such fifteen (15) day period shall be conditioned upon the Change of Control taking place and shall be effective only immediately before the Change of Control takes place, and (ii) upon any Change of Control, the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice to its shareholders.
15.4Change of Control in Which Awards Are Assumed. Except as otherwise provided in the applicable Award Agreement, in another agreement with the Participant, or as otherwise set forth in writing, upon a Change of Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:
The Plan and the Options, SARs, Stock Units, and Restricted Stock granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, SARs, Stock Units, and Restricted Stock previously granted, or for the substitution for such Options, SARs, Stock Units, and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary, with appropriate adjustments as to the number of shares and option and stock appreciation right exercise prices.
In the event an Award is assumed, continued, or substituted upon the Change of Control and the Service of such Participant with the Company or an Affiliate (or a successor entity, or a parent or subsidiary) is terminated without Cause within one (1) year following the Change of Control, such Award (as assumed, continued, or substituted) shall become fully vested as of the date of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one (1) year period immediately following such termination or for such longer period as the Committee shall determine.
15.5Adjustments. Adjustments under this Section 15.5 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination shall be final, binding, and conclusive. No fractional shares or other securities shall be issued under any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change of Control upon Awards other than Options, SARs, Stock Units, and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time later with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 15.1, 15.2,15.3, and 15.4.
15.6No Limitations on Company. The making of Awards under the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.EFFECTIVE DATE, DURATION AND AMENDMENTS
16.1Effective Date. The Plan is effective as of the Effective Date. Following the Effective Date, no further awards shall be made under the Prior Plan. However, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, that were granted under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle those awards.
16.2Term. The Plan shall terminate automatically on the day before the tenth (10th) anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 16.3.
16.3Amendment and Termination of the Plan. The Committee may amend, suspend, or terminate the Plan. No amendment will be made to the no-re-pricing provisions of Section 2.2, the Option Price provisions of Section 6.1, or the SAR Exercise Price provisions of Section 7.1 without the approval of the Company’s shareholders. Other amendments will be contingent on approval of the Company’s shareholders to the extent stated by the Committee, required by applicable law, or required by applicable stock exchange listing requirements.
No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall impair rights or obligations under any Participant’s Award under the Plan, without the consent of the Participant.
17.GENERAL PROVISIONS
17.1Disclaimer of Rights. No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider of the Company or an Affiliate. The obligation of the Company to pay any benefits under this Plan shall be interpreted as a contractual obligation to pay only those amounts described in the Plan, in the manner and under the conditions prescribed in the Plan. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.
17.2Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

17.3Withholding Taxes. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld relating to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or Award. At the time of such vesting, lapse, exercise or issuance, the Participant shall pay to the Company, any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part: (i) by causing the Company to withhold shares of Stock otherwise issuable to the Participant or (ii) by delivering to the Company shares of Stock already owned by the Participant. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election under this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares under such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority relating to such exercise, vesting, lapse of restrictions or payment of shares; provided, however, that as long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Committee has full discretion to choose, or to allow a Participant to elect, to withhold a number of shares of Stock having a Fair Market Value that is greater than the applicable minimum statutory amount (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).
17.4Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
17.5Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
17.6Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
17.7Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards under the Plan shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted under the Plan to the substantive laws of any other jurisdiction.

17.8Code Section 409A. For Awards that constitute nonqualified deferred compensation within the meaning of Code Section 409A, the Company generally intends, but is not obligated, to grant Awards that will comply with Code Section 409A or an exemption to Code Section 409A. To the extent that the Committee determines that a Participant would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans under Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding any provision of the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company, or “a change in the ownership of a substantial portion of the assets of” the Company, as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A. Notwithstanding anything in this Section 17.8 to the contrary, neither the Company nor the Board or the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A, and neither the Company nor the Board or the Committee will have any liability to any Participant for such tax or penalty.